            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 52 under the Securities Act of 1933 and Amendment No. 121 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our reports dated March 21, 2008 and March 25, 2008, relating to the financial statements of Phoenix Life Variable Accumulation Account and the consolidated financial statements of Phoenix Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 29, 2008